Exhibit 99.1

Quest Resource Holding Reports Second Quarter 2020 Financial Results

THE COLONY, TX – August 13, 2020 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights

•	Revenue was $22.0 million, a 13.7% decrease compared with the second quarter of 2019.
•	Gross profit was $4.4 million, a 7.9% decrease compared with the second quarter of 2019.
•	Gross margin increased 120 basis points to 19.9% of revenue, compared with 18.7% for the second quarter of 2019.
•	Other income of $1.3 million, or $0.08 per share, in the second quarter of 2020 represented the use of PPP Loan proceeds to fund eligible expenses under the CARES Act.
•	Net income per share was $0.08, compared with $0.00 during the second quarter of 2019.
•	Adjusted EBITDA was $1.1 million, compared with $825,000 during the second quarter of 2019.

Year-to-Date 2020 Highlights (June 30, 2020)

•	Revenue was $47.3 million, a 9.2% decrease compared with the same period of 2019.
•	Gross profit was $8.9 million, a 4.0% decrease compared with the same period of 2019.
•	Gross margin increased 110 basis points to 18.9% compared with 17.8% of revenue for the same period of 2019.
•	Other income of $1.3 million, or $0.08 per share, represented the use of PPP Loan proceeds to fund eligible expenses under the CARES Act.
•	Net income per share improved to $0.06, compared to a net loss per share of $(0.01) during the same period of 2019.
•	Adjusted EBITDA was $1.7 million, a 3.3% increase compared to the same period of 2019.

“Our team adapted quickly to the difficult COVID-19 market environment working closely with customers to ensure high levels of service, all the while focusing on the health and safety of our employees.  Our customer end markets that were the most affected in April recovered faster than anticipated through each month of the quarter.  However, overall volume trends are negative year over year.  Due to the flexible cost structure of our asset light model, as well as actions we took to reduce expenses, we showed a solid improvement in Adjusted EBITDA and generated positive cash flow,” said S. Ray Hatch, President and Chief Executive Officer.  “Since the end of the quarter, we bolstered the balance sheet, updating our line of credit with more favorable terms, and raising equity capital to support our acquisition strategy.”

Mr. Hatch continued, “While the pace and extent of the recovery remains uncertain, our flexible business model, strong balance sheet, and the essential nature of our services, position us to continue to weather this challenging environment.”

Second Quarter 2020 Earnings Conference Call and Webcast

Quest will conduct a conference call today, August 13, 2020, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2020. Investors interested in participating on the live call can dial 1-800-263-0877 within the U.S. or 1-646-828-8143 from abroad, referencing conference ID: 8602356.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors/events-and-presentations. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Income (Loss) to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services to customers from across multiple industry sectors that are typically larger, multi-location businesses.  In addition, Quest’s programs and services enable customers to address their environmental and sustainability goals and responsibilities. Quest provides information that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables customers to address their environmental and sustainability goals and responsibilities. For more information, visit www.questrmg.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances.  The forward-looking statements include, but are not limited to, our belief that our flexible business model, balance sheet and the essential nature of our services position us to continue to weather the challenging COVID-19 environment, and our belief that the financial measures contained in this press release facilitate operating performance comparisons from period to period.  These statements are based on our current expectations, estimates, projections, beliefs, and assumptions.  Such statements involve significant risks and uncertainties. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities.  Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$21,969	$25,445	$47,301	$52,094
Cost of revenue	17,594	20,695	38,383	42,802
Gross profit	4,375	4,750	8,918	9,292
Selling, general, and administrative	3,978	4,227	8,387	8,441
Depreciation and amortization	334	327	668	653
Total operating expenses	4,312	4,554	9,055	9,094
Operating income (loss)	63	196	(137)	198
Other income	1,258	–	1,258	–
Interest expense	(88)	(114)	(172)	(225)
Income (loss) before taxes	1,233	82	949	(27)
Income tax expense (benefit)	24	55	(28)	110
Net income (loss)	$1,209	$27	$977	$(137)

Net income (loss) applicable to common stockholders	$1,209	$27	$977	$(137)
Net income (loss) per common share:
Basic	$0.08	$0.00	$0.06	$(0.01)
Diluted	$0.08	$0.00	$0.06	$(0.01)

Weighted average number of common shares outstanding:
Basic	15,465	15,340	15,431	15,334
Diluted	15,468	15,362	15,441	15,334

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$1,209	$27	$977	$(137)
Depreciation and amortization	348	343	696	702
Interest expense	88	114	172	225
Stock-based compensation expense	400	269	777	473
Other adjustments	(929)	17	(920)	248
Income tax expense (benefit)	24	55	(28)	110
Adjusted EBITDA	$1,140	$825	$1,674	$1,621

BALANCE SHEETS

(In thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,964	$3,411
Accounts receivable, less allowance for doubtful accounts of $840 and $767 as of June 30, 2020 and December 31, 2019, respectively	13,942	13,900
Prepaid expenses and other current assets	1,423	1,110
Total current assets	19,329	18,421

Goodwill	58,208	58,208
Intangible assets, net	1,016	1,591
Property and equipment, net, and other assets	2,294	2,436
Total assets	$80,847	$80,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,634	$13,317
Deferred revenue and other current liabilities	171	19
Total current liabilities	12,805	13,336

Revolving credit facility, net	3,792	4,535
Other long-term liabilities	821	1,141
Total liabilities	17,418	19,012

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,403 and 15,373 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	15	15
Additional paid-in capital	161,666	160,858
Accumulated deficit	(98,252)	(99,229)
Total stockholders’ equity	63,429	61,644
Total liabilities and stockholders’ equity	$80,847	$80,656

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